UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2024

Generac Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

S45 W29290 Hwy 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip Code)

(262) 544-4811
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GNRC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Amendment of Term Loan B Credit Facility

On July 3, 2024, Generac Holdings, Inc. and its wholly owned subsidiaries, Generac Acquisition Corp. and Generac Power Systems, Inc., amended that certain Credit Agreement, dated as of February 9, 2012 (as amended and/or restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) (such amendment, the “2024 Term Loan Amendment”) among a syndicate of lenders and JPMorgan Chase Bank, N.A. acting as administrative agent for the lenders.  Among other things, the 2024 Term Loan Amendment:

●
Amends and replaces the existing term loan B credit facility with a new term loan B credit facility (the “2024 New Term Loan”) that, after giving effect to a $30 million cash payment made in connection with the closing of the 2024 Term Loan Amendment, has an aggregate outstanding principal amount of $500 million on the closing date;

●	Establishes a maturity date for the 2024 New Term Loan of July 3, 2031; and
●	Eliminates a credit spread adjustment in the existing term loan B credit facility that was associated with the transition from LIBOR to SOFR as the benchmark rate for the credit agreement.

A copy of the 2024 Term Loan Amendment is being filed as Exhibit 10.1 and is incorporated by reference.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1
2024 Replacement Term Loan Amendment, dated as of July 3, 2024, to that certain Credit Agreement, to that certain Credit Agreement, dated as of February 9, 2012, as amended and restated as of May 30, 2012, as further amended and restated as of May 31, 2013, as amended by the First Amendment dated as of May 18, 2015, as amended by the Replacement Term Loan Amendment dated as of November 2, 2016, as amended by the 2017 Replacement Term Loan Amendment dated as of May 11, 2017, as amended by the 2017-2 Replacement Term Loan Amendment dated as of December 8, 2017, as amended by the 2018 Replacement Term Loan Amendment dated as of June 8, 2018, as amended by the 2019 Replacement Term Loan Amendment dated as of December 13, 2019, as amended by the Second Amendment dated as of May 27, 2021, as amended and restated by the Third Amendment dated as of June 29, 2022 and as amended by the First Amendment dated as of January 31, 2023, among Generac Acquisition Corp., Generac Power Systems, Inc., several lenders, and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAC HOLDINGS INC.

/s/ Raj Kanuru
	Name:	Raj Kanuru
Date: July 5, 2024	Title:	EVP, General Counsel & Secretary

3